Exhibit 10.2

Huntwicke Capital Group Share Agreement

WS Advantage LP 7 Grove Street, STE 202 Topsfield, MA 01983 Huntwicke Capital Group INC. 6 Park Street Topsfield, Mass 01983	April 27th, 2017

Re: Riversky Closing Rescinded

To whom it may concern:

This letter formalizes that Hunwicke Capital Group, Inc. requests all consideration, and specifically, the 125,000 shares of HCGI at $7 per share with agreement dated November 2nd, 2016 in return for ownership of Riversky LLC to be rescinded effective November 2nd. All parties will continue to work in good faith in the future to eventually successfully acquire Riversky by HCG.

Very truly yours,

Duly Authorized
Huntwicke Capital Group INC.
President
ACCEPTED AND AGREED TO:

Duly Authorized
WS Advantage LP
Managing Partner